    As filed with the Securities and Exchange Commission on November 19, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                         CHESAPEAKE ENERGY CORPORATION*
             (Exact name of registrant as specified in its charter)


                OKLAHOMA                                                 73-1395733
(State of incorporation or organization)                    (I.R.S. Employer Identification No.)

       6100 NORTH WESTERN AVENUE
        OKLAHOMA CITY, OKLAHOMA                                             73118
(Address of principal executive offices)                                 (Zip Code)


                                   ----------

If this Form relates to the registration of             If this Form relates to the registration of
a class of securities pursuant to Section               a class of securities pursuant to Section
12(b) of the Exchange Act and is effective              12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check            pursuant to General Instruction A.(d), check
the following box. [ ]                                  the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-61648

Securities to be registered pursuant to Section 12(b) of the Act:

                   TITLE OF EACH CLASS                                  NAME OF EACH EXCHANGE ON WHICH
                   TO BE SO REGISTERED                                  EACH CLASS IS TO BE REGISTERED
     8 1/8% Senior Notes due 2011 and guarantees thereof                   New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

* Includes certain subsidiaries of Chesapeake Energy Corporation identified on the following pages.

                                              THE AMES COMPANY, INC.
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1470082
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)

                                        CHESAPEAKE ACQUISITION CORPORATION
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1528271
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                      CHESAPEAKE ENERGY LOUISIANA CORPORATION
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1524569
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                    CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1384282
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                            CHESAPEAKE LOUISIANA, L.P.
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1519126
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                          CHESAPEAKE MOUNTAIN FRONT CORP.
                               (Exact name of registrant as specified in its charter)

                         OKLAHOMA                                                 73-1238619
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                            CHESAPEAKE OPERATING, INC.
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1343196
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                     CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
                               (Exact name of registrant as specified in its charter)


                         DELAWARE                                                 73-1565350
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                            CHESAPEAKE ROYALTY COMPANY
                               (Exact name of registrant as specified in its charter)


                         DELAWARE                                                 73-1549744
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)

                                       CHESAPEAKE-STAGHORN ACQUISITION L.P.
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1612854
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                             GOTHIC ENERGY CORPORATION
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 22-2663839
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                           GOTHIC PRODUCTION CORPORATION
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1539475
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)


                                            NOMAC DRILLING CORPORATION
                               (Exact name of registrant as specified in its charter)


                         OKLAHOMA                                                 73-1606317
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered consist of $800,000,000 principal amount of 8 1/8% Senior Notes due 2011 (the "Senior Notes") of Chesapeake Energy Corporation (the "Registrant") and the full and unconditional guarantees thereof (the "Guarantees") by the following subsidiaries of the Registrant: The Ames Company, Inc., Chesapeake Acquisition Corporation, Chesapeake Energy Louisiana Corporation, Chesapeake Exploration Limited Partnership, Chesapeake Louisiana, L.P., Chesapeake Mountain Front Corp., Chesapeake Operating, Inc., Chesapeake Panhandle Limited Partnership, Chesapeake Royalty Company, Chesapeake - Staghorn Acquisition L.P., Gothic Energy Corporation, Gothic Production Corporation, and Nomac Drilling Corporation (the "Subsidiary Guarantors" and collectively with the Registrant, the "Co-Registrants"). The Co-Registrants hereby incorporate by reference herein the description of the terms, rights and preferences of the Senior Notes and the Guarantees set forth under the caption "Description of the New Notes" in the Prospectus forming a part of the Co-Registrants' registration statement on Form S-4 (No. 333-61648). Such Prospectus was filed with the Commission by the Co-Registrants pursuant to Rule 424(b)(3) under the Securities Act of 1933 on June 8, 2001.

ITEM 2. EXHIBITS

         The following exhibits are filed pursuant to Instruction II to Item 2:


   Exhibit No.                        Description

         1. Indenture dated as of April 6, 2001 among Registrant, its subsidiaries named therein as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee. Incorporated herein by reference to Exhibit 4.6 to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001.

         2. Supplemental Indenture dated May 14, 2001. Incorporated herein by reference to Exhibit 4.6 to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001.

         3. Second Supplemental Indenture dated September 12, 2001. Incorporated herein by reference to Exhibit 4.3.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

         4. Third Supplemental Indenture dated October 1, 2001. Incorporated herein by reference to Exhibit 4.3.2 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

         5. Specimen of 8 1/8% Senior Note. Included as Exhibit A-1 to the Indenture filed herewith as Exhibit 1.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


                              CHESAPEAKE ENERGY CORPORATION

                              By:  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, Chairman and
                                   Chief Executive Officer

                              THE AMES COMPANY, INC.
                              CHESAPEAKE ACQUISITION CORPORATION
                              CHESAPEAKE ROYALTY CORPORATION

                              For each of the above:

                              By:  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                              CHESAPEAKE ENERGY LOUISIANA CORPORATION
                              CHESAPEAKE MOUNTAIN FRONT CORP.
                              CHESAPEAKE OPERATING, INC.
                              GOTHIC ENERGY CORPORATION
                              GOTHIC PRODUCTION CORPORATION
                              NOMAC DRILLING CORPORATION

                              For each of the above:

                              By:  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer


                              CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
                              CHESAPEAKE LOUISIANA, L.P.
                              CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
                              CHESAPEAKE-STAGHORN ACQUISITION L.P.

                              For each of the above:
                              By:  Chesapeake Operating, Inc.
                                      General Partner

                              By:  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer


Date: November 19, 2001




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